EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of China Agri-Business,  Inc. of my report dated March 31, 2009, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading "Experts" in such Prospectus.

/s/ Michael T. Studer
Michael T. Studer CPA P.C.
Freeport, New York
April 13, 2009